(Letterhead  of  Bongiovanni  &  Associates)


                                                           555 S. Powerline Road
                                                    Pompano Beach, Florida 33069

(954)  979-5353  Office
(954)  979-6695  fax

To  the  Board  of  Directors  and  Stockholders:
Metwood,  Inc.
819  Naff  Road
Boones  Mill,  VA  24065

September  24,  2001

Gentlemen:

We hereby consent to the use of our audit report of Metwood, Inc. dated August 25, 2001 for the year ended June 30, 2001 in the Form 10-KSB of Metwood, Inc. dated September 24, 2001.









/s/Bongiovanni  &  Associates
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